Contact Information: Investor Relations 941-556-2601 investor-relations@roperind.com	Roper Industries, Inc.

Roper Industries Announces Record Fourth Quarter and Full Year Results

Fourth Quarter Net Earnings Increase 49%
Fourth Quarter Sales and Orders Increase 23%
Full Year Operating Cash Flow of $500M

Sarasota, Florida, January 31, 2011 ... Roper Industries, Inc.  (NYSE: ROP) reported financial results for the fourth quarter and full year ended December 31, 2010.

Fourth Quarter 2010

Net earnings for the fourth quarter were $107 million, or $1.10 per diluted share.  Sales in the fourth quarter were $679 million, a 23% increase over the same period in 2009.  Operating income was $166 million, representing 24.5% of sales, an increase of 270 basis points over the prior year.  Operating cash flow was $155 million and represented 23% of sales.

EBITDA reached $200 million and EBITDA margin expanded to 29.4% of sales, 280 basis points over the prior year.  “Our businesses performed exceptionally well in the fourth quarter, with 15% organic growth, a book-to-bill ratio of 1.02 and record margin performance,” said Brian Jellison, Roper’s Chairman, President and CEO.

Full Year 2010

Net earnings for 2010 were $323 million, a 35% increase over 2009.  Sales for the year were $2.4 billion, up 16% over the prior year.  Gross margin expanded 250 basis points to 53.4%.  Operating income was $514 million and operating margin increased 230 basis points to 21.6%.  EBITDA grew to $638 million, representing 26.7% of sales.

“Roper achieved record performance in 2010 with the highest sales, orders, net earnings, EBITDA and cash flow in our history,” said Mr. Jellison.  “Our record performance reflects our strategy of growing high margin, asset light businesses with exceptional cash conversion characteristics.  Our focus on working capital management, combined with outstanding execution by our operating people, led to record operating cash flow of $500 million, representing 155% of net earnings.”

2011 Outlook and Guidance

Roper expects 2011 full year diluted earnings per share (DEPS) to be between $3.82 and $4.02 with operating cash flow in excess of $550 million.  First quarter DEPS are expected to be between $0.83 and $0.87.  The Company’s guidance excludes future acquisitions.

“We enter 2011 with a record backlog of $785 million, and improving end markets with businesses well positioned to continue their growth in 2011,” Mr. Jellison added.

Table 1:  Sales Growth
Q4 2010
Organic Growth	15%
Acquisitions / Divestitures	9%
Foreign Currency	(1%)
Total Sales Growth	23%

Table 2:  EBITDA and EBITDA Margins
	Q4 2010	FY 2010
Net Earnings	$107.3	$322.6
Add: Interest Expense	16.9	66.5
Add: Income Taxes	41.1	125.8
Add: Depreciation & Amortization	34.3	123.0
Rounding	0.1	-
EBITDA (A)	$199.7	$637.9

Revenue (B)	$679.5	$2,386.1

EBITDA Margin (A)/(B)	29.4%	26.7%

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Monday, January 31, 2011.  The call can be accessed via webcast or by dialing +1 888-300-2324 (US/Canada) or +1 719-325-2426, using confirmation code 4697732.  Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.roperind.com) prior to the start of the call.  Telephonic replays will be available for up to two weeks by calling +1 (719) 457-0820 and using the access code 4697732.

About Roper Industries

Roper Industries is a market-driven, diversified growth company and is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper provides engineered products and solutions for global niche markets, including water, energy, radio frequency and research/medical applications.  Additional information about Roper Industries is available on the Company’s website at www.roperind.com.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations.  Forward looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases.  These statements reflect management's current beliefs and are not guarantees of future performance.  They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to integrate our acquisitions and realize expected synergies.  We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with newly acquired businesses, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products.  Important risks may be discussed in current and subsequent filings with the SEC.  You should not place undue reliance on any forward looking statements.  These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in thousands)

	December 31,	December 31,
ASSETS	2010	2009

CURRENT ASSETS:
Cash and cash equivalents	$270,394	$167,708
Accounts receivable	403,337	381,658
Inventories	178,559	178,795
Deferred taxes	32,894	27,306
Unbilled receivable	75,620	57,153
Other current assets	37,287	58,125
Total current assets	998,091	870,745

PROPERTY, PLANT AND EQUIPMENT, NET	103,487	109,493

OTHER ASSETS:
Goodwill	2,727,780	2,388,432
Other intangible assets, net	1,104,513	868,900
Deferred taxes	57,850	33,123
Other assets	77,803	57,043
Total other assets	3,967,946	3,347,498

TOTAL ASSETS	$5,069,524	$4,327,736

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$137,778	$110,103
Accrued liabilities	298,080	253,441
Income taxes payable	-	-
Deferred taxes	10,445	1,671
Current portion of long-term debt	93,342	112,796
Total current liabilities	539,645	478,011

NONCURRENT LIABILITIES:
Long-term debt	1,247,703	1,040,962
Deferred taxes	465,001	328,299
Other liabilities	66,268	58,974
Total liabilities	2,318,617	1,906,246

STOCKHOLDERS' EQUITY:
Common stock	971	958
Additional paid-in capital	1,045,286	982,321
Retained earnings	1,680,849	1,395,586
Accumulated other comprehensive earnings	43,978	63,945
Treasury stock	(20,177)	(21,320)
Total stockholders' equity	2,750,907	2,421,490

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,069,524	$4,327,736

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales	$679,479	$553,638	$2,386,112	$2,049,668
Cost of sales	307,614	262,226	1,110,986	1,006,530

Gross profit	371,865	291,412	1,275,126	1,043,138

Selling, general and administrative expenses	205,707	170,644	760,832	647,742

Income from operations	166,158	120,768	514,294	395,396

Interest expense	16,925	16,836	66,533	58,544
Other income (expense)	(788)	(1)	633	2,916

Earnings from continuing operations before
income taxes	148,445	103,931	448,394	339,768

Income taxes	41,134	32,007	125,814	100,287

Net Earnings	$107,311	$71,924	$322,580	$239,481

Earnings per share:
Basic	$1.13	$0.79	$3.42	$2.64
Diluted	$1.10	$0.77	$3.34	$2.58

Weighted average common and common
equivalent shares outstanding:
Basic	94,823	91,156	94,242	90,685
Diluted	97,517	93,370	96,653	92,820

Roper Industries, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in thousands and percents of net sales)

	Three months ended December 31,				Twelve months ended December 31,
	2010		2009		2010		2009
	Amount	%	Amount	%	Amount	%	Amount	%
Net sales:
Industrial Technology	$165,557		$138,489		$607,564		$536,219
Energy Systems & Controls	155,374		125,922		503,897		440,919
Scientific & Industrial Imaging	155,526		115,862		548,718		354,776
RF Technology	203,022		173,365		725,933		717,754
Total	$679,479		$553,638		$2,386,112		$2,049,668

Gross profit:
Industrial Technology	$85,854	51.9%	$64,892	46.9%	$309,679	51.0%	$255,393	47.6%
Energy Systems & Controls	86,622	55.8%	69,794	55.4%	270,506	53.7%	233,917	53.1%
Scientific & Industrial Imaging	97,698	62.8%	67,926	58.6%	336,125	61.3%	200,311	56.5%
RF Technology	101,691	50.1%	88,800	51.2%	358,816	49.4%	353,517	49.3%
Total	$371,865	54.7%	$291,412	52.6%	$1,275,126	53.4%	$1,043,138	50.9%

Operating profit*:
Industrial Technology	$46,547	28.1%	$32,345	23.4%	$162,009	26.7%	$123,959	23.1%
Energy Systems & Controls	43,821	28.2%	32,862	26.1%	120,427	23.9%	92,788	21.0%
Scientific & Industrial Imaging	42,235	27.2%	30,883	26.7%	130,558	23.8%	74,183	20.9%
RF Technology	46,651	23.0%	38,706	22.3%	150,711	20.8%	154,430	21.5%
Total	$179,254	26.4%	$134,796	24.3%	$563,705	23.6%	$445,360	21.7%

Operating profit excluding restructuring*:
Industrial Technology	$46,547	28.1%	$32,394	23.4%	$162,009	26.7%	$128,325	23.9%
Energy Systems & Controls	43,821	28.2%	34,557	27.4%	120,427	23.9%	98,296	22.3%
Scientific & Industrial Imaging	42,235	27.2%	31,032	26.8%	130,558	23.8%	75,829	21.4%
RF Technology	46,651	23.0%	38,800	22.4%	150,711	20.8%	155,342	21.6%
Total	$179,254	26.4%	$136,783	24.7%	$563,705	23.6%	$457,792	22.3%

Net Orders:
Industrial Technology	$181,217		$137,159		$669,882		$528,208
Energy Systems & Controls	161,377		128,452		538,861		427,003
Scientific & Industrial Imaging	160,083		113,699		578,957		349,132
RF Technology	193,109		185,415		748,536		719,666
Total	$695,786		$564,725		$2,536,236		$2,024,009

Roper Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in thousands)

	Twelve months ended
	December 31,
	2010	2009

Net earnings	$322,580	$239,481
Non-cash items:
Depreciation	36,728	34,163
Amortization	86,293	69,285
Stock-based compensation expense	25,150	27,476
Income taxes	10,123	(6,225)
Changes in assets and liabilities:
Receivables	(25,812)	26,978
Inventory	(5,687)	31,081
Accounts payable	26,602	(17,011)
Accrued liabilities	25,938	(41,790)
Other, net	(2,375)	4,061
Cash provided by operating activities	499,540	367,499

Business acquisitions, net of cash acquired	(536,413)	(354,561)
Capital expenditures	(28,591)	(25,885)
Other, net	1,730	6,254
Cash used by investing activities	(563,274)	(374,192)

Principal debt borrowings	-	500,000
Principal debt payments	(23,411)	(474,270)
Revolver borrowings (payments), net	190,000	(139,000)
Debt issuance costs	-	(4,708)
Dividends	(35,706)	(29,823)
Excess tax benefit from share-based payment	6,364	2,813
Proceeds from issuance of common stock	-	121,450
Proceeds from exercise of stock options	29,047	10,506
Other, net	1,315	(565)
Cash provided by (used by) financing activities	167,609	(13,597)

Effect of exchange rate changes on cash	(1,189)	9,929

Net increase (decrease) in cash and equivalents	102,686	(10,361)
Cash and equivalents, beginning of period	167,708	178,069

Cash and equivalents, end of period	$270,394	$167,708